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                                   FORM 8 - K
                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of Earliest Event Reported): March 23, 2004



                              AVATAR HOLDINGS INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


         0-7616                                          23-1739078
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(Commission File Number)                    (I.R.S. Employer Identification No.)


          201 Alhambra Circle
         Coral Gables, Florida                             33134
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(Address of Principal Executive Offices)                (Zip Code)


                                 (305) 442-7000
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name of Former Address, if Changed Since Last Report)

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
ITEM 9.    REGULATION FD DISCLOSURE.

           The following operating data is being furnished under this Item 9 in connection with the company's disclosure to potential investors in the company's securities.

           The following table summarizes selected primary residential and active adult homebuilding operations during the periods January 1, 2004 through March 21, 2004, and January 1, 2003 through March 23, 2003:


                                                 January 1 - March 21,          January 1 - March 23,
                                                          2004                          2003
                                                          ----                          ----
Closings
  Number of units                                              271                            205
  Aggregate dollar volume                              $54,497,000                    $36,131,000
  Average price per unit                                  $201,096                       $176,249

Contracts signed, net of cancellations
  Number of units                                              502                            345
  Aggregate dollar volume                             $119,591,000                    $69,832,000
  Average price per unit                                  $238,229                       $202,412

Backlog
  Number of units                                            1,609                            953
  Aggregate dollar volume                             $356,859,000                   $200,086,000
  Average price per unit                                  $221,789                       $209,954








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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AVATAR HOLDINGS INC.
                                       (Registrant)


Date: March 23, 2004                   By: /s/ Juanita I. Kerrigan
                                           ------------------------------------
                                           Name: Juanita I. Kerrigan
                                           Title: Vice President and Secretary




















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